UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 20, 2016

Stanley Black & Decker, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Connecticut	1-5224	06-0548860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Stanley Drive, New Britain, Connecticut		06053
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(860) 225-5111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item. 5.07 Submission of Matters to a Vote of Security Holders

The Registrant’s Annual meeting of Shareholders was held on April 20, 2016.

Proposal 1: The following Directors were elected at the meeting:

NOMINEE	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES

Andrea J. Ayers	114,799,326	437,023	11,561,523
George W. Buckley	114,064,679	1,171,670	11,561,523
Patrick D. Campbell	114,283,599	952,750	11,561,523
Carlos M. Cardoso	110,249,880	4,986,469	11,561,523
Robert B. Coutts	113,833,846	1,402,503	11,561,523
Debra A. Crew	114,434,875	801,474	11,561,523
Michael D. Hankin	114,760,593	475,756	11,561,523
Anthony Luiso	114,245,600	990,749	11,561,523
John F. Lundgren	111,484,025	3,752,324	11,561,523
Marianne M. Parrs	114,194,620	1,041,729	11,561,523
Robert L. Ryan	114,318,819	917,530	11,561,523

Proposal 2: The Shareholders approved Ernst & Young LLP as the Registrant’s registered independent public accounting firm for the 2016 fiscal year:

FOR	AGAINST	ABSTAIN
122,832,850	3,832,876	132,146

Proposal 3: The Shareholders approved, on an advisory basis, the compensation of the
Registrant’s named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
109,067,030	5,515,339	653,980	11,561,523

Proposal 4: The Shareholders did not approve a shareholder proposal that the Company adopt a general payout policy that gives preference to share repurchases (relative to cash dividends)
as a method to return capital to shareholders:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2,398,006	112,027,107	811,236	11,561,523

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stanley Black & Decker, Inc.

April 25, 2016	By:	/s/ BRUCE H. BEATT

Name: BRUCE H. BEATT
Title: Senior Vice President, General Counsel and Secretary